Exhibit 99.2

CSX Board Sends Letter to TCI;
Reviews Track Record of Strong Performance,
Value Creation and Commitment to Corporate Governance

Jacksonville, FL – November 16, 2007 – The Board of Directors of CSX Corporation (NYSE: CSX) today sent a letter to The Children’s Investment Fund (TCI) detailing CSX’s strong record of financial performance, shareholder returns and corporate governance, and providing facts to set the record straight.  The facts are:

▪
CSX Surface Transportation comparable operating income has nearly doubled since the current management team took charge in 2004, while productivity and revenue initiatives during that period have improved the operating ratio to its best level in a decade.

▪
In the same period, shareholders have benefited from a stock price that has risen nearly 150 percent.  CSX shares have significantly outperformed all major North American railroads and the broader market.

▪	Also in this period, safety and customer service levels have improved dramatically, as indicated by 25 percent to 50 percent improvements in most key safety and service measurements.

▪	CSX and its advisors have held numerous discussions with TCI and corresponded with them on their ideas. The Board has frequently, actively and independently assessed TCI’s proposals.

After giving thorough consideration to TCI’s claims and proposals, the Board in its letter to TCI said it supports the CEO and management team in their “effective efforts to deliver shareholder value” and that the strong performance of the company’s stock reflects the improvement CSX has achieved in every relevant area.  “The Board believes this performance record demonstrates unequivocally that CSX is a well run company with continuously improving results,” the letter states.

The Board also reiterated that it remains committed to acting in the best interests of all shareholders.

“Be assured that the Board constantly challenges the CSX management team to improve the company’s performance. As part of that process, the Board is always receptive to ideas from shareholders. The Board respects TCI’s right as a shareholder to express its opinions regarding CSX and will continue to keep an open mind. However, the Board believes that the approaches TCI has offered are not in the best interest of CSX shareholders and, in some cases, have damaged the industry,” the letter concluded.

Over the past ten months, TCI has approached CSX with a variety of suggestions and demands.  Among these were a recommendation that current management seek a leveraged buy out, a recommendation to leverage the company to “junk” credit status to fund massive share repurchases, a recommendation that CSX publicly commit to effectively doubling prices to customers over 10 years, and a recommendation to freeze capital spending for growth until Congress determines the outcome of an issue that has been the subject of its policy debate for more than 20 years.

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.

For more information regarding surface transportation operating income and other measurements, please see Exhibit 99.1 to the Current Report furnished simultaneously with this release under Item 7.01 of Form 8-K.

Forward-looking statements

This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Contacts
Analysts & Investors David Baggs CSX Investor Relations 904-359-4812

Media Garrick Francis CSX Corporate Communications 904-359-1708	Joele Frank / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449